UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2018

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INTELLIGENT BUYING, INC.

(Exact name of registrant as specified in its charter)

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California	001-34861	20-0956471
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

400 Seventh Avenue, Brooklyn, NY 11215

(Address of Principal Executive Office) (Zip Code)

718-788-4014

(Registrant’s telephone number, including area code)

17531 Encino Lane, Encino, CA 91316

(registrant’s previous address)

John B. Lowy, Esq.

645 Fifth Avenue, Suite 400, New York, NY 10022

(212) 371-7799

(Name, Address and Telephone Number of Person Authorized to Receive

Notice and Communications on Behalf of the Person(s) Filing Statement)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As of May 31, 2018, AMS Encino Investments, Inc.( the “Seller”), entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which the Seller agreed to sell to Bagel Hole, Inc. (the “Purchaser”), the 5,753,333 shares of common stock (the “Shares”) of Intelligent Buying, Inc. (the “Company” or “Registrant”) owned by the Seller, constituting approximately 80.1% of the Company’s 7,156,600 issued and outstanding common shares, for $90,000. The transaction was consummated on June 15, 2018; and as a result of the sale there was a change of control of the Company. There is no family relationship or other relationship between the Seller and the Purchaser.

As a result of the sale under the Stock Purchase Agreement, the Seller, whose principal, Hector Guerrero, was also the Company’s sole officer and director, resigned as the Company’s sole officer and director, and appointed Philip Romanzi (the “Designee”), who is the owner of the Purchaser, as the sole director of the Company.  The Designee now controls the Company.

As of the date of this report on Form 8-K, the authorized capital stock of the Registrant consists of 50,000,000 shares of common stock, par value $.001 per share, of which 7,156,600 shares are issued and outstanding, and 25,000,000 shares of Preferred Stock, $.001 par value, none of which shares are issued or outstanding.  Each share of common stock is entitled to one vote with respect to all matters to be acted on by the stockholders.

NEW DIRECTOR AND EXECUTIVE OFFICER

Set forth below is the new director and executive officer of the Registrant, as of June 15, 2018:

Name and Address	Position/Title (1)	Age

Philip Romanzi	Director, CEO, CFO	56
400 Seventh Avenue
Brooklyn, NY 11215

(1)

For more than the past five years, Mr. Romanzi has been the sole owner, officer and director of Bagel Hole, Inc.

The new director and officer has no material plan, contract or arrangement (written or not written) to which he is a party, or in which he participates, that is entered into, or a material amendment, in connection with any grant or award to him, or modification thereto, under any such plan, contract or arrangement.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

To the Registrant’s knowledge, during the past ten (10) years, the Designee, has not been:

•

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•

convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type  of business, securities or banking activities; or found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Registrant’s common stock by (i) each stockholder known by the Registrant to be the beneficial owner of more than 5% of the Registrant’s common stock and (ii) by the sole director and executive officer of the Registrant, as a result of the change of control.

	Name and address	Amount and Nature
Title of Class	of Beneficial Owner	of Beneficial Ownership	Percent of Class

Common Stock	Philip Romanzi	5,753,333(1)	80.1%
Par value $.001	400 Seventh Avenue
Brooklyn, NY 11215

(1)

Mr. Romanzi has sole voting and disposition power over the shares registered in the name of Bagel Hole, Inc., and therefore he may be deemed to be the beneficial owner of these shares.

All references to the terms of the Stock Purchase Agreement are qualified in their entirety by reference to the Stock Purchase Agreement itself, which is an Exhibit to this Form 8-K.

ITEM 5.01 CHANGE OF CONTROL.

The information set forth in Item 1.01 hereinabove is incorporated by reference.  As a result of completing the transaction contemplated by the Stock Purchase Agreement described in Item 1.01 of this Form 8-K, there was a change of control of the Registrant.

ITEM 5.02 DEPARTURE OF OFFICERS OR DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICER; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information set forth in Item 1.01 hereinabove is incorporated by reference.  As a result of completing the transaction contemplated by the Stock Purchase Agreement described in Item 1.01 of this Form 8-K, the previous sole officer and director resigned and was replaced by a sole officer and director.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1 Stock Purchase Agreement between Seller and Purchaser

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTELLIGENT BUYING, INC.
Dated: June 20, 2018
/s/ Philip Romanzi
Philip Romanzi, CEO